EXHIBIT 23.2

                      [CAHILL GORDON & REINDEL Letterhead]


                                January 17, 2002

                                                             (212) 701-3000

XL Capital Ltd
XL House
One Bermudiana Road
Hamilton HM 11
Bermuda

Ladies and Gentlemen:

     We have acted as special United States counsel to XL Capital Ltd, a Cayman Islands limited liability company (the "Company") in connection with the preparation of the Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement") registering Class A Ordinary Shares of the Company to be sold pursuant to the terms of the Company's Dividend Reinvestment and Share Purchase Plan.

     We hereby consent to the reference to our firm in the Registration Statement under the caption "Certain Tax Considerations". Our consent to such reference does not constitute a consent under Section 7 of the Securities Act, as in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission thereunder.

                                                       Very truly yours,



                                                       Cahill Gordon & Reindel